SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-
12

 ..........Transderm Laboratories Corporation.................
(Name of Registrant as Specified in Its Charter)

 ..........Transderm Laboratories Corporation.................
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

 ...............................................................

     2) Aggregate number of securities to which transaction applies:

 ...............................................................

     3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

 ...............................................................

     4)Proposed maximum aggregate value of transaction:

 ...............................................................

     5)Total fee paid:

 ...............................................................

[ ]Fee paid previously with preliminary material:

 ...............................................................
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

 ...............................................................

     2)   Form, Schedule or Registration Statement No.:

 ...............................................................

     3)   Filing Party:

 ...............................................................

     4)   Date Filed:

 ...............................................................

TRANSDERM LABORATORIES CORPORATION
1212 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK  10036

________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 12, 1997

To the Stockholders of Transderm Laboratories Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Transderm Laboratories Corporation (the
"Company") will be held at the Boardroom of the American Stock
Exchange, 86 Trinity Place, New York, New York, on May 12, 1997, at 11:30 A.M. (local time) for the following purposes:

     1.   To elect nine directors.

     2. To transact any such other business as may come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 2, 1997 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

     A proxy and return envelope are enclosed for your convenience.

                         By Order of the Board of Directors

                         Robert D. Speiser,
                         President

April 7, 1997

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE.

TRANSDERM LABORATORIES CORPORATION
1212 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK  10036
_________________

PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Transderm Laboratories Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Company (the "Meeting") to be held on May 12, 1997 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the enclosed proxy will commence on April 9, 1997.

     Only stockholders of record at the close of business on April 2, 1997, the record date for the Meeting, will be entitled to notice of and to vote at the Meeting. On the record date, the Company had outstanding for purposes of voting at the Meeting 40,000,000 shares of common stock, par value $.001 per share (the "Common Stock").

     Directors of the Company are elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the Meeting. Action on any other matter is approved by a majority vote of the outstanding shares of Common Stock present and entitled to vote at the Meeting. Health-Chem Corporation ("Health-Chem"), the owner of 90% of the Company's Common Stock, has indicated its intention to vote for the nine nominees for the Board of Directors named herein, thereby assuring the election of these nominees. See "Security Ownership of Certain Beneficial Owners and Management."

     Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted or by submitting a duly executed proxy bearing a later date. Attendance at the Meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Meeting at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter that is expected to be presented for consideration at the Meeting other than as is described in this Proxy Statement. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the proxy will be voted for the nominees for election as directors of the Company listed below. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be treated as votes cast for purposes of any of the matters to be voted on at the meeting.

     The address of the Company's principal executive office is 1212 Avenue of the Americas, New York, New York 10036.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The By-laws of the Company provide that the Board of Directors may, from time to time, fix the number of directors constituting the Board of Directors to be not less than two and not more than ten. The Board of Directors currently consists of nine members. At the Meeting, nine directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Set forth below are the names of the nominees for director, their ages, principal occupations and professional experience for at least the previous five years. All of the nominees are currently directors of the Company. It is the intention of the persons named in the enclosed proxy to vote for the election as directors of the persons named in the table below unless a contrary direction is indicated on the enclosed proxy. If any such nominee should become unavailable for any reason, which the Board of Directors has no reason to anticipate, the persons named in the enclosed proxy reserve the right to substitute another person of their choice in his or her place. The holders of Common Stock are entitled to one vote per share. The election of each director will require the affirmative vote of a plurality of the votes cast at the Meeting.
Name                     Age(1)         Principal Occupation

Thomas J. Atkins, Ph.D.     50          Vice President of the
                                        Company and Vice
                                        President-Research and
                                        Development of  Hercon
                                        Laboratories
                                        Corporation

Joyce F. Brown, Ph.D.       50          Psychologist and
                                        Professor of Clinical
                                        Psychology at the
                                        Graduate School and
                                        University Center of The
                                        City University of New
                                        York

Michael J. Campbell         41          Senior Vice President and
                                        Senior Creative Director
                                        of Battan, Barton,
                                        Durstin & Osbourne

David N. Dinkins            69          Professor in the Practice
                                        of Public Affairs at the
                                        Columbia University
                                        School of International
                                        and Public Affairs

Name                     Age(1)         Principal Occupation


Ester R. Fuchs, Ph.D.       45          Director of The Barnard-
                                        Columbia Center for Urban
                                        Policy of Columbia
                                        University

Donald E. Kauffman, Jr.     42          Vice President of the
                                        Company and Vice
                                        President-Manufacturing
                                        of Hercon Laboratories
                                        Corporation

Murray Lieber               58          Vice President of the
                                        Company and Vice
                                        President-Marketing of
                                        Hercon Laboratories
                                        Corporation

Marvin M. Speiser(2)        71          President of Health-Chem
                                        Corporation

Robert D. Speiser(2)        43          President and Chief
                                        Executive Officer of the
                                        Company and Hercon
                                        Laboratories Corporation
                                        and Executive Vice
                                        President of Health-Chem
                                        Corporation

(1)Age as of March 1, 1997.
(2)Marvin M. Speiser is the father of Robert D. Speiser.

     The following are summaries of the business experience during at least the last five years of each of the persons nominated for election as a director of the Company.

     Thomas J. Atkins, Ph.D. has been Vice President and a director of the Company and Vice President-Research and Development of the Company's 98.5% owned subsidiary Hercon Laboratories Corporation ("Hercon Laboratories") since March 1996. Prior to joining Hercon Laboratories and since 1995, Dr. Atkins served as Vice President, Research and Development for Medisorb Technologies International, L.P. ("Medisorb"). From 1988 to 1994, he served as Director, Polymer Research and Drug Delivery Systems for Stolle Research & Development Corporation ("Stolle"). Both Medisorb and its parent, Stolle, are engaged in research and manufacturing of controlled release drug delivery systems. Dr. Atkins is the author of numerous publications and the named inventor on numerous United States and foreign patents.

     Joyce F. Brown, Ph.D., has served as a director of the

Company since July 1995. Dr. Brown is a psychologist and has served as a professor of Clinical Psychology at the Graduate School and University Center of The City University of New York since January 1994. From January 1993 to December 1993, Dr. Brown served as Deputy Mayor for Public and Community Affairs for The City of New York. Prior thereto, Dr. Brown held a number of senior administrative posts at The City University of New York including serving as Acting President of Baruch College, Vice Chancellor for Student Affairs and Urban Programs and Vice Chancellor for Urban Affairs and Development.

     Michael J. Campbell has served as a director of the Company since July 1995. Mr. Campbell is Senior Vice President and Senior Creative Director of the advertising firm Battan, Barton, Durstin & Osbourne ("BBDO"). Mr. Campbell has been with BBDO since 1986.

     David N. Dinkins has served as a director of the Company since April 1996. Mr. Dinkins has served as a Professor in the Practice of Public Affairs at the School of International and Public Affairs at Columbia University since 1994. The 106th Mayor of the City of New York, from 1990 to 1993, Mr. Dinkins served as President of the Borough of Manhattan from 1986 to 1989. He served as New York City Clerk from 1975 to 1985 and as President of the New York City Board of Elections from 1972-1973. Mr. Dinkins began his career in public service in 1966 in the New York State Assembly. Mr. Dinkins maintained a private law practice from 1956 to 1975.

     Ester R. Fuchs, Ph.D., has served as a director of the Company since July 1995. Dr. Fuchs is the Director of The Barnard-Columbia Center for Urban Policy of Columbia University. Dr. Fuchs has served as Associate Professor in the Department of Political Science at Barnard College, Columbia University and a member of the graduate faculty of Columbia University's Department of Political Science and School of International and Public Affairs since 1992. For ten years prior thereto, Dr. Fuchs served as an Assistant Professor at Barnard.

     Donald E. Kauffman, Jr. has been Vice President and a director of the Company since July 1995 and Vice President-Manufacturing of Hercon Laboratories since July 1987. Mr. Kauffman joined Hercon Laboratories in June 1976 and has served in various positions prior to becoming Vice President.

     Murray Lieber has been Vice President and a director of the Company since July 1995 and Vice President-Marketing of Hercon Laboratories since June 1992. From September 1989 to June 1992, he was Vice President, Account Supervisor at Klemtner Advertising, a pharmaceutical advertising agency. Mr. Lieber was Vice President of Diversified Health Affiliates, Inc., a pharmaceutical and health care consulting firm, from January 1988 to September 1989. Prior thereto, Mr. Lieber held positions in marketing and business development at companies including Berlex

Laboratories (a division of Schering AG), Roche Laboratories, and
Warner Chilcott Laboratories (a division of Warner Lambert
Company).

     Marvin M. Speiser has served as President and Chairman of the Board of Directors of Health-Chem since January 1969. He has been a director of the Company since its inception.

     Robert D. Speiser has served as President and a director of the Company since its inception on April 7, 1989. He has also been the Executive Vice President of Health-Chem since April 1, 1994 and President of Hercon Laboratories since May 1990. From October 1986 to March 1994, he served as Senior Vice President of Health-Chem. Mr. Speiser also served as President of Union Broach Corporation, a former Health-Chem subsidiary, from January 1983 through November 1993. Prior to 1986, he served as Vice President of Health-Chem. Mr. Speiser is an attorney.

Directors' Fees, Committees and Meetings

     The Company does not compensate its employee directors for services rendered as directors. Non-employee directors receive $1,250 per month and an additional fee of $500 for each meeting of the Board of Directors attended and $500 for each committee meeting attended that is independently scheduled. Non-employee directors were also reimbursed for expenses incurred in attending such meetings.

     During 1996, the Board of Directors held four meetings and acted by unanimous consent on one occasion. During such period no director participated in fewer than 75% of the aggregate of the number of meetings (including actions by unanimous consent) of the Board of Directors and committees thereof of which such director was a member. The Board of Directors has an Audit Committee and a Compensation Committee. The Committees receive their authority and assignments from the Board of Directors and report to the Board. The Audit and Compensation Committees are currently composed of Joyce F. Brown, Michael J. Campbell and Ester R. Fuchs, who are non-employee directors.

     The Audit Committee, among other things, is empowered to recommend to the Board of Directors the engagement of the independent auditors and to review the scope and procedures of the activities of the independent auditors and their reports on their audits. The Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their responsibilities. The Audit Committee met once during 1996.

     The Compensation Committee is empowered to make recommendations to the Board of Directors relating to the overall compensation arrangements for senior management of the Company and to make recommendations to the Board of Directors pertaining to any compensation plans in which officers and directors of the

Company are eligible to participate. The Compensation Committee is also responsible for the administration of the Company's 1996 Performance Equity Plan. The Compensation Committee met once and acted by unanimous consent on another occasion during 1996.

     The Company does not have a standing nomination committee.



EXECUTIVE OFFICERS

The following are the executive officers of the Company:

Officers                 Position                      Age(1)

Robert D. Speiser        President                          43

Thomas J. Atkins, Ph.D.  Vice President                     50

Ronald J. Burghauser     Controller, Treasurer and          36
                         Secretary

Donald E. Kauffman, Jr.  Vice President                     42

Murray Lieber            Vice President                     58


(1)  As of March 1, 1997

     The following is a summary of the business experience during at least the last five years of the executive officer of the Company who is not also a director or nominee for election as director. Each of the officers serves at the discretion of the Board of Directors of the Company or its subsidiary, as the case may be, from the date of his election until the next annual meeting of the Board of Directors of the Company or its subsidiary or until his successor is elected and qualified, subject to earlier termination by removal or resignation.

     Ronald J. Burghauser, a certified public accountant, has served as Controller of the Company and Hercon Laboratories since June 1995 and was elected Treasurer and Secretary of the Company in July 1995. Prior thereto and since January 1990, Mr. Burghauser served as Controller for Adell Plastics, Inc. a Baltimore, Maryland plastics manufacturer. From 1982 to 1989, Mr. Burghauser was employed by Ernst & Young, Baltimore, Maryland, as an Audit Manager.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

(a) As of February 28, 1997, other than as set forth in the following table, the Company knows of no other person or "group" (as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of any class of the Company's voting securities. The following table contains, as to each class of the Company's voting securities, the name and address of each such 5% beneficial owner, the amount of securities of such class beneficially owned, and the percent of such class beneficially owned.

                                                   Number of Shares
                                                   Beneficially Owned
                                                   as of
Title of Class      Name and address               February 28,         Percent
                    of Beneficial Owner            1997  (1)            of Class
Common Stock        Health-Chem Corporation           36,000,000        90.00%


Common Stock        Robert D. Speiser(2)              10,156,340(3)     20.31%


Common Stock        Marvin M. Speiser(2)(7)            7,520,362(4)     16.71%


Common Stock        Laura G. Speiser(2)(7)             7,520,362(5)     16.71%


Common Stock        Marvin M. Speiser                  7,520,362(6)     16.71%
                    1996 Trust (2)(7)
________________________
/TABLE

(1) The information concerning security holders is based upon information furnished to the Company by such security holder. Except as otherwise indicated, all of the shares are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2)  Address is c/o Health-Chem Corporation, 1212 Avenue of the
Americas, New York, NY  10036.

(3) Includes the following shares of Common Stock: (i) 8,826 shares held by Smith Barney as custodian for the IRA of Robert D. Speiser; (ii) 5,000,000 shares issuable upon exercise of currently exercisable stock options; (iii) 144,185 shares held in the Marvin M. Speiser 1996 Trust (the "1996 Trust"), of which Laura G. Speiser (the wife of Marvin M. Speiser) and Robert D. Speiser serve as trustees; and (iv) 5,000,000 shares issuable to the 1996 Trust upon exercise of currently exercisable stock options. Robert D. Speiser disclaims beneficial ownership of the shares of Common Stock referenced in (iii) and (iv) above.

(4) Includes the following shares of Common Stock: (i) 188,475 shares owned by Lauralei Investors, Inc. ("Lauralei"), of which Marvin M. Speiser and Laura G. Speiser are the sole stockholders;
(ii) 144,185 shares held by the 1996 Trust; (iii) 220,307 shares held by the Laura G. and Marvin M. Speiser Trust (the "1995 Trust"), of which Laura G. Speiser and Marvin M. Speiser serve as trustees; and (iv) 274,343 shares of Common Stock owned by Laura
G. Speiser. Marvin M. Speiser disclaims beneficial ownership of the shares of Common Stock referenced in (iv) above.

(5) Includes the following shares of Common Stock: (i) 188,475 shares owned by Lauralei; (ii) 144,185 shares held by the 1996 Trust; (iii) 220,307 shares held by the 1995 Trust; (iv) 5,000,000 shares issuable to the 1996 Trust upon exercise of currently exercisable stock options; and (v) 1,693,052 shares of Common Stock owned by Marvin M. Speiser. Laura G. Speiser disclaims beneficial ownership of the shares of Common Stock referenced in (i) and (v) above.

(6) Includes the following shares of Common Stock: (i) 220,307 shares of Common Stock held by the 1995 Trust; (ii) 188,475 shares of Common Stock owned by Lauralei; (iii) 5,000,000 shares issuable to the 1996 Trust upon exercise of currently exercisable stock options; (iv) 1,693,052 shares of Common Stock owned by Marvin M. Speiser; and (v) 274,343 shares of Common Stock owned by Laura G. Speiser. The 1996 Trust disclaims beneficial ownership of the shares of Common Stock referenced in (i), (ii),
(iv) and (v) above.

(7) May be deemed to beneficially own, as of February 28, 1997, an aggregate of 2,769,567 shares or 34.03% of the common stock of Health-Chem.

(b) As of February 28, 1997, each director of the Company, each of the Company's current executive officers named in the Summary Compensation Table below and all directors and officers of the Company, as a group, beneficially owned the following amounts (and percentages) of each class of the voting securities of the Company.

                                              Number of Shares
                                              Beneficially Owned
                    Name of                   as of                     Percent of
Title of Class      Beneficial Owner          February 28, 1997 (1)     Class


Common Stock        Thomas J. Atkins                     0                    0

Common Stock        Ronald J. Burghauser               424                    *

Common Stock        Joyce F. Brown                       0                    0

Common Stock        Michael J. Campbell                  0                    0

Common Stock        David N. Dinkins                     0                    0

Common Stock        Ester R. Fuchs                   1,626                    *

Common Stock        Donald E. Kauffman, Jr.              0                    0

Common Stock        Murray Lieber                    3,534                    *

Common Stock        Marvin M. Speiser            7,520,362(2)              16.71%

Common Stock        Robert D. Speiser           10,156,340(3)              20.31%

Common Stock        All directors and
                    officers as a group
                    (10 Persons)                12,538,101(4)              25.08%

* Indicates ownership of less than one percent (1%) of class.

/TABLE

(1) The information concerning security holders is based upon information furnished to the Company by such security holder. Except as otherwise indicated, all of the shares are owned of record and beneficially and the persons identified have sole voting and investment power with respect thereto.

(2) See footnote (4) to the table under (a) above for the number of shares with respect to which Marvin M. Speiser has the right to acquire beneficial ownership and as to the beneficial ownership of certain other shares.

(3) See footnote (3) to the table under (a) above for the number of shares with respect to which Robert D. Speiser has the right to acquire beneficial ownership and as to the beneficial ownership of certain other shares.

(4) Includes 10,000,000 shares of Common Stock issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days.


Compliance with Section 16(a) of the Exchange Act

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons.

  Based solely on the Company's review of such reports furnished to the Company, and written representations from certain reporting persons, the Company believes that all such filing requirements were complied with during or in respect of the year ended December 31, 1996.


EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth the compensation of each of the Chief Executive Officer and the other most highly-compensated executive officers of the Company whose annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                         Long-term     All Other
                                                         Compensation  Compensa-
Name and Principal  Annual Compensation   Other Annual   Awards        tion
Position            Year  Salary  Bonus   Compensation(1)Options(2)    (1)(3)

Robert D. Speiser(4) 1996 $138,400 $---   $    990           0        $   212
President            1995  137,124  ---      3,641   5,000,000(5)         217
                     1994  132,247 39,540    3,505      20,000            214


Murray Lieber        1996 $140,000 $---        600   1,000,000        $ 1,350
Vice President       1995  130,000  5,000      706           0          1,296
                     1994  121,031 30,415      742       7,500          1,179


Thomas J. Atkins     1996 $104,500  $---        $48,144     250,000            557
Vice President
/TABLE

(1) Does not include information with respect to personal benefits provided to the named individuals which do not exceed disclosure thresholds established under Securities and Exchange
Commission rules.

(2) For 1994, includes options to purchase common stock of the Company's parent, Health-Chem.

(3) Represents the term cost value of all excess group life insurance policies on behalf of the named individuals.

(4) Amounts included under Annual Compensation, Other Annual Compensation and All Other Compensation represent the portion of the compensation paid by Health-Chem pursuant to its employment arrangements with Mr. Speiser and which have been allocated to the Company. See "Employment Agreement; Options to Purchase Common Stock" and "Certain Transactions with Parent Corporation."

(5) Represents an option to purchase Common Stock of the Company granted in accordance with Mr. Speiser's employment agreement with Health-Chem. See "Employment Agreement; Options to Purchase
Common Stock."

OPTION GRANTS IN LAST FISCAL YEAR

                                                                 Potential Realizable
                                                                 Value at Assumed
                                                                 Annual Rates of
                         Individual Grants                       Stock
                    % of Total                                   Price Appreciation
          Options   Options        Exercise                      for
          Granted   Granted in     or Base Price  Expiration     Option Term (1)
Name      (#)(1)    Fiscal Year    ($/Sh)         Date           5%($)     10%($)


Thomas J.
Atkins   250,000        17.9         .125          12/11/06      19,653   49,804

Murray
Lieber 1,000,000        71.4         .125          11/18/06      78,612  199,218


     (1) The assumed rates are compounded annually for the full term of the options.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR END OPTION VALUE
CAPTION>

                                               Number of Securities    Value of
                                               Underlying Unexercised  Unexercised
                                               Options                 In-the-Money
                                               at                      Options at
           Shares Acquired                     12/31/96(#)             12/31/96($)(2)
           on                  Value           Exercisable/            Exercisable/
Name       Exercises (1)(#)    Realized        Unexercisable           Unexercisable
                               ($)(1)
Robert D.
Speiser               ---         ---         5,000,000/        0      125,000/0

Thomas J.             ---         ---                 0/  250,000            0/0
Atkins

Murray                 ---        ---                 0/1,000,000           0/0
Lieber



(1)  No named executive officer exercised any stock options during the fiscal year ended
     December 31, 1996.

(2)  Based upon the last sales price of the Company's Common Stock reported as traded in
     1996 on the National Association of Securities Dealers, Inc. Automated Quotation
     System ("NASDAQ") Bulletin Board minus the option exercise price.

EMPLOYMENT AGREEMENT; OPTIONS TO PURCHASE COMMON STOCK

  In April 1995, Health-Chem entered into a five-year Employment Agreement with Robert D. Speiser which provided for an initial base annual salary of $223,668 ($104,000 in respect of services as an officer of the Company's Hercon Laboratories subsidiary) plus an annual bonus determined by the Health-Chem Board at least equal to ten percent of the amount by which pretax net income of Hercon Laboratories for a calendar year exceeds the average of Hercon Laboratories' pretax net income, as defined, for the prior two calendar years, and for similar benefits, vacation and perquisites as that made available to comparable executives of Health-Chem. The Employment Agreement also provides for minimum yearly salary increases of 4% on each September 1 during the employment period. Mr. Speiser received 5% salary increases on each of September 1, 1995 and 1996. The Employment Agreement further provides that upon retirement on or after January 1, 2010 (the "retirement date"), Robert D. Speiser will be entitled to receive an annual supplemental pension benefit equal to 60% of his final base salary, which for this purpose will be the highest nominal annual salary paid to him during his employment. The supplemental pension will be payable for a period of ten (10) years beginning on the retirement date, or if later, the January 1 following termination of employment. In the event of termination of employment prior to the retirement date, the amount of the supplemental pension payable on that date will be prorated based on the period of employment from December 31, 1994 to the date of termination. No proration will be applied, however, if Mr. Speiser's employment is involuntarily terminated (as described below). An actuarially reduced supplemental pension benefit may be paid if the benefit is commenced upon termination of employment prior to the retirement date.

  Pursuant to the Employment Agreement, Health-Chem caused the Company to grant to Robert D. Speiser an option to purchase 5,000,000 shares of Common Stock of the Company, at an exercise price of $.10 per share, which option became exercisable in full on November 13, 1996, the first anniversary of the date of grant, and will expire ten (10) years from the date of grant, subject to earlier termination on the first anniversary of termination of Mr. Speiser's employment due to death or disability, or in circumstances that do not qualify as involuntary termination under the Employment Agreement. In the event of involuntary termination, the option will terminate on the earlier of the fifth anniversary of such termination of employment or ten (10) years from the date of grant. Finally, if within 18 months following the termination of his employment with Health-Chem or any of its subsidiaries, Robert D. Speiser accepts employment with a competitor or otherwise engages in competition with the business of the Company, Health-Chem or any of their subsidiaries, any unexercised options at that time will be forfeited and he will be obligated to pay the Company with respect to any exercised options, the economic value realized or obtained at the time of exercise.

  Robert D. Speiser is entitled to continue to receive the salary, bonus and other compensation provided for under the Employment Agreement for a period of five (5) years following an involuntary termination of his employment during the term of the Employment Agreement. Robert D. Speiser's employment will be deemed to have been involuntarily terminated if his employment is terminated by Health-Chem for reasons other than cause, which is defined to mean certain felony convictions or the willful and continued failure to substantially perform duties. Mr. Speiser's employment will be deemed to have been involuntarily terminated in the event of his resignation following a breach of the Employment Agreement by Health-Chem, a material diminution of his duties and responsibilities, a change in his primary employment location to a place outside the New York City metropolitan area, or for any reason within one year following a Change in Control. For purposes of the Employment Agreement, a "Change in Control" is defined to include (i) the acquisition of beneficial ownership of 25% of the combined voting power of Health-Chem securities,
(ii) the first purchase of Health-Chem common stock pursuant to a tender or exchange offer, (iii) the approval by Health-Chem stockholders of a merger or consolidation in which Health-Chem is not the surviving corporation or a sale or disposition of substantially all of Health-Chem's assets or a plan of liquidation or dissolution, or (iv) a change in the composition of the Board of Health-Chem by more than one-third (1/3) in any two-year period other than directors nominated by the existing Board. The Employment Agreement also provides that Robert D. Speiser will be entitled to supplemental compensation to mitigate the effect of any excise taxes to which he may be subject as a result of a Change in Control.

  In April 1995, Health-Chem also entered into a similar Employment Agreement with Marvin M. Speiser, including the same provisions regarding (i) the grant of an option to acquire shares of the Company's Common Stock on a fully-diluted basis and (ii) the payment of a portion of his bonus based on the increase in pretax net income, as defined, for Hercon Laboratories under the same terms as set forth above for Robert D. Speiser. Pursuant to this Employment Agreement, Health-Chem caused the Company to grant Marvin M. Speiser an option, in November 1995, to purchase up to 5,000,000 shares of Common Stock of the Company at an exercise price of $.10 per share on substantially the same terms and conditions as set forth above for Robert D. Speiser.

STOCK PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total stockholder return on the Company's Common Stock since November 28, 1995 (the date public trading of the Company's stock commenced) through the fiscal year ended December 31, 1996, with the cumulative total return of the Russell 2000 Stock Index and the NASDAQ Pharmaceutical Index. The graph assumes a $100 investment on November 28, 1995 and the reinvestment of any and all dividends.



COMPARISON OF CUMULATIVE TOTAL RETURN
TRANSDERM LABORATORIES CORPORATION,
RUSSELL 2000 STOCK INDEX and the NASDAQ PHARMACEUTICAL INDEX























                            11/28/95  12/31/95    12/31/96
Transderm Laboratories
Corporation                    $100.00      $300.00  $100.00
Russell 2000 Stock Index       $100.00      $115.36  $115.48
NASDAQ Pharmaceutical Index     $100.00      $102.64  $119.68

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent outside directors of the Company. During 1996, the Committee met on one occasion (and acted by consent on one occasion) to carry out its responsibilities including the administration of compensation matters for senior executives of the Company, consistent with the relevant policies of the Company's parent, Health-Chem Corporation ("Health-Chem").

     In administering compensation matters, the Committee has focused on the compensation of Company executives: on a competitive basis with other comparably sized and managed companies; in a manner consistent and supportive of overall Company objectives; and, through a compensation plan which is intended to balance the longer and shorter-term strategic initiatives of the Company. Consistent with compensation program objectives identified in last year's Compensation Committee Report, the Committee intends that the executive compensation program will:

     1. reward executives for strategic management and enhancement of stockholder value;

     2. reflect each executive's success at resolving key operational issues;

     3. facilitate both the short and long-term planning process; and

     4. attract and retain key executives believed to be critical to the long-term success of the Company.

     The Company's compensation program for executive officers generally consists of a fixed base salary, performance-related bonus awards and long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company, and in certain instances, Health-Chem.

     In reviewing the Company and executives' performance of the past fiscal year, the Committee took into consideration, among other things, the following performance factors in making its compensation recommendations: the lack of profitability of the Company, due primarily to extraordinary legal expenses, and the desire to attract and retain key personnel.

     Compensation of the Company's Chief Executive Officer, Robert D. Speiser, is governed largely by the terms of an employment agreement entered into with the Company's parent, Health-Chem, in 1995. For a more complete description of this employment agreement see "Executive Compensation-Employment Agreement; Options to Purchase Common Stock" elsewhere in this Proxy Statement.

Base Salary

     An executive's base salary is intended to provide a competitive remuneration for services provided to the Company over a one-year period or such longer period as may be covered under employment agreements. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

Short-Term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program ties executive compensation directly to operating profitability. Depending on management level and seniority, certain executives are able to earn a percentage of the improvement in operating profitability over the average for the preceding two calendar years. Based on this formula, no bonus payments were paid to the named executives for the fiscal year 1996.

Long-Term Incentives

     The Committee recognizes the value of stock option grants in motivating long-term decision making. In 1996, options to acquire up to 1,400,000 shares of Common Stock were granted under the 1996 Performance Equity Plan, including options for 1,250,000 shares to two named executive officers, Dr. Atkins and Mr.
Lieber (250,000 shares and 1,000,000 shares, respectively).
These options, which vest over five years, have an exercise price of $0.125 per share, which was the last sale price as reported on the NASDAQ Bulletin Board prior to each grant. In determining the size of the grants, the Committee took into account such factors as tenure with the Company, management responsibilities and the general competitive environment for executive talent within the industry.

Chief Executive Officer

     Pursuant to his employment agreement with the Company, as of September 1, 1996, Mr. Robert D. Speiser, Chief Executive Officer, received an increase in his base salary of 5% over the prior year's level, adjusted proportionately for the balance of 1996, which was consistent with salary increases both Company-wide and within the Health-Chem consolidated group. Pursuant to his employment agreement, the amount of any bonus for Mr. Speiser is based on the improvement in earnings over the average earnings for the preceding two calendar years within the Company's Hercon Laboratories subsidiary. On this basis, Mr. Speiser received no bonus payment for 1996. The Committee did not consider any grant of option to Mr. Speiser in 1996.

     The Committee believes that Mr. Speiser's compensation reflects his contribution to the Company and the achievement of specific long-term and short-term objectives of the Company.

                              Compensation Committee,

                              JOYCE F. BROWN
                              MICHAEL J. CAMPBELL
                              ESTER R. FUCHS


CERTAIN TRANSACTIONS WITH PARENT CORPORATION

     In 1996, the Company paid Health-Chem $682,500 in interest under a $7,000,000 principal amount 9% Subordinated Promissory Note due March 31, 1999. This note was issued to Health-Chem at the closing of the transactions under the 1995 Plan of Reorganization and Asset Exchange Agreement (the "1995 Plan of Reorganization").

     In 1996, the Company paid Health-Chem $741,000 as dividends in respect of shares of the Company's 7% Redeemable Preferred Stock $10.00 par value (the "Preferred Stock") and $500,000 in redemption of 50,000 shares of Preferred Stock. One million shares of Preferred Stock were originally issued to Health-Chem at the closing under the 1995 Plan of Reorganization. The Company is required to redeem 100,000 shares of Preferred Stock at par on March 31 of each year from 1997 through 2004 and 150,000 shares of Preferred Stock at par on March 31, 2005.

     In 1996, the Company reimbursed Health-Chem $998,000 pursuant to a Corporate Services Agreement entered into in connection with the 1995 Plan of Reorganization. Under this agreement, Health-Chem provides or otherwise makes available to the Company certain general corporate services provided by Health-Chem's corporate staff, including but not limited to, accounting, tax, corporate communications, legal, data processing, purchasing, human resources, financial and other administrative staff functions, and arranges for administration of insurance and employee benefit programs. The Company reimburses Health-Chem for the actual out-of-pocket cost to Health-Chem or, for those services not directly attributable to the Company, reimburses Health-Chem based upon a method (allocation based upon the Company's net sales as a percentage of Health-Chem's consolidated net sales) which is considered by the Company to be reasonable. The agreement has an initial term expiring on December 31, 1997 and will automatically renew for successive one-year terms unless notice of non-renewal is given by either party.

     Pursuant to a Tax Sharing Agreement also entered into in connection with the 1995 Plan of Reorganization, the Company is required to pay Health-Chem as it uses Health-Chem's net operating loss and tax credit carryforwards to offset future taxable income. In 1996, the amount of such payment was $410,000 and at December 31, 1996, the maximum amount of such future payments was $393,000.


INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand, L.L.P., independent public accountants, currently audit the Company's books and records.

     Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Meeting, will be given the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.


ANNUAL REPORT TO STOCKHOLDERS

     A copy of the Company's 1996 Annual Report has been mailed to stockholders of record at the close of business on April 2, 1997 together with this Notice of Meeting and Proxy Statement. The Company files an annual report on Form 10-K with the Securities and Exchange Commission which includes additional information concerning the Company and its operations. This report, except for exhibits, will be furnished to stockholders, without charge, upon written request to the Secretary of the Company.


COST OF SOLICITATION

     The Company will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their reasonable expenses incurred in connection therewith.


STOCKHOLDER PROPOSALS

     Stockholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in 1998 must submit the same in writing so as to be received at the principal executive office of the Company on or before November 14, 1997. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                              By Order of the Board of Directors,




                              Robert D. Speiser
                              President

New York, New York